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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  GOTO.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                95-4652060
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



      140 WEST UNION STREET, PASADENA, CALIFORNIA           91103
      -------------------------------------------         ----------
       (Address of principal executive offices)           (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:



   Title of each class                           Name of each exchange on which
   to be so registered                           each class is to be registered
   --------------------                          ------------------------------
          None                                                None


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check this box. [ ]

         If this Form relates to the registration of a class of debt securities and is to be effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:



                         COMMON STOCK, $0.0001 PAR VALUE
                         -------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

         Incorporated by reference to the section entitled "Description of Capital Stock" contained in Registrant's Registration
         Statement on Form S-1 filed on April 16, 1999 (file no.
         333-76415) (the "S-1 Registration Statement").

Item 2.  Exhibits

         The following exhibits are filed as a part of this registration statement:

                  3.1* Amended and Restated Certificate of Incorporation of Registrant to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

                  3.2* Amended and Restated Bylaws of Registrant to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

                  4.1*     Form of Registrant's Common Stock certificate.

----------------------
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 14, 1999                    GOTO.COM, INC.



                                       By: /s/ JEFFREY S. BREWER
                                          -------------------------------------
                                          Jeffrey S. Brewer
                                          President and Chief Executive Officer


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                                    FORM 8-A

                                 GOTO.COM, INC.

                                INDEX TO EXHIBITS



Exhibits No.
------------
    3.1* Amended and Restated Certificate of Incorporation of Registrant to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

    3.2* Amended and Restated Bylaws of Registrant to be effective upon the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

    4.1*          Form of Registrant's Common Stock certificate.

----------------------
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement of Registrant, File No. 333-76415, filed with the Securities and Exchange Commission on April 16, 1999.